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                                                                   Exhibit 10.31

                                     VIACELL

December 15, 2003
With clarifications, finalized March 11, 2004

Stephen P. Dance
1147D La Rochelle Terrace
Sunnyvale, CA 94089

Dear Steve,

On behalf of ViaCell, Inc. (the "Company"), I am pleased to extend an offer of employment to you. You have made an outstanding impression throughout the interview process, and we feel confident that you will become a valuable asset to the company. Information about ViaCell as well as the details of our offer of employment are summarized below.

VIACELL MISSION          To provide the highest quality cellular medicines for
                         the treatment of human diseases.

VIACELL CULTURE          We are dedicated to delivering revolutionary medicines
                         through development of important new therapeutic applications. Every day you will be contributing to a technology that is enriching of the lives of people in the future. We hire innovative thinkers, with the skills and capabilities to thrive on a high quality, success driven team.

POSITION Senior Vice President, Finance and Chief Financial Officer, Reporting to Marc Beer, Chief Executive Officer. This position is a key factor in ViaCell's continued success, and I am confident that it will be an exciting opportunity for you as well.

COMPENSATION             The starting base salary for this position for the 2004
                         fiscal year will be $235,000.00 per year payable in bi-weekly installments of $9,038.46. For the 2004 fiscal year and thereafter, this base salary shall be subject to adjustment. As agreed, your compensation package will be reviewed when the company successfully completes its initial public offering. Currently our standard annual salary review process occurs each January for senior management.

                         In addition, you will be eligible to participate in the Management Bonus Plan at an annual target of $50,000 of base salary, payable annually based on agreed to company and individual performance objectives. Eligibility will begin January 2004. Your bonus payout is determined based on achievement of both corporate and individual goals.
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S. Dance Revised Offer
December 15, 2003
Page 2


RELOCATION               You will receive a lump sum bonus towards your
                         relocation assistance in the amount of $30,000.

                         Additionally, the company understands that you may incur some costs as a result of your family's relocation that will not be covered by your spouse's relocation package. ViaCell will cover reasonable relocation costs that are not covered by other assistance and which are made necessary by your employment with us in Boston. Please work with Kathleen Hayes to set up a budget for necessary relocation expenses.

STOCK OPTIONS            As an incentive for you to participate in the Company's
                         future growth, you will receive, subject to approval by our Board of Directors, options to purchase up to 125,000 shares of our Common Stock (the "Options"). The
                         Options will be incentive stock options ("ISO's") to the extent allowable under the Internal Revenue Code.
                         The exercise price of the Options equals the fair market value of our Common Stock as determined by the Board of Directors on your date of hire; your fair market value price is $5.00 per share. The Options will vest quarterly over four years beginning on the last day of the first quarter after the date of commencement of your employment. The Options will be granted under the Company's 1998 Equity Incentive Plan pursuant to an
                         ISO certificate or nonstatutory stock option ("NSO") certificate, as appropriate, shall have a term of ten years and contain such additional terms as shall be determined by the Board of Directors of the Company or the Compensation Committee thereof.

ADDITIONAL STOCK         In addition, the Company shall grant to you additional
                         stock options ("Performance Based OPTIONS Options") to purchase 100,000 shares of Common Stock as NSO's. The exercise price of the options will equal the fair market value of our Common Stock as determined by the Board of Directors on your date of hire; your fair market value price is $5.00 per share. The Performance
                         Based Options shall become exercisable as to 25% of the shares on each of the fourth, fifth, sixth and seventh anniversary of the date of grant; provided, however, that 25,000 such shares shall become fully vested and exercisable on each of the first and second anniversaries of the initial public offering; and if at any time within 24 months after the expiration of any lock up period imposed by the underwriters in connection with the Company's initial public offering of Common Stock, the average closing prices of the Company's common stock over a period of 30 consecutive trading days, as reported by the Nasdaq National
                         Market, or any exchange on which the Company's Common
                         Stock is then traded, equals or exceeds $26.00 per share ("Milestone A", to be determined), or if at any time within 36 months after the expiration of any lock up period imposed by the underwriters in connection with the Company's initial public offering of Common
                         Stock, the average closing prices of the Company's common stock over a period of 30 consecutive trading days, as reported by the Nasdaq National Market, or any exchange on which the Company's Common Stock is then traded, equals or exceeds $34.00 per share ("Milestone
                         B", to be determined), then 50,000 such shares shall become fully vested and exercisable until the expiration
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S. Dance Revised Offer
December 15, 2003
Page 3

                         of such options or until they sooner terminate in accordance with their terms. The milestones above are determined relative to a goal of $1 billion market valuation. The per share figures shall be adjusted for stock splits, stock dividends and reverse stock splits. The options shall have a term of ten years from the date of grant, and contain such other terms and conditions as are consistent with the form of NSO certificate, most recently approved by the Board or any authorized committee thereof for use under the 1998 Plan or as the Board or any such committee may hereafter direct. Granting of these Performance Based Options will not preclude you from participating in other performance based option grant programs that may be established within the Company.

ADDITIONAL EMPLOYMENT    ViaCell will provide for twelve months' severance pay
TERMS                    in the event of involuntary termination without cause
                         or voluntary termination for good reason. If the Company shall terminate your employment without "cause" or if you terminate your employment for "good reason," then ViaCell will continue paying your base salary and medical and dental benefit contributions for a period of twelve months in accordance with its regular payroll practices at such time. If the Company terminates your employment with "cause," then ViaCell will continue paying your base salary for a period of thirty days and all options will cease to continue vesting as of the date of termination. The term "cause" as used here means (i) your continued failure to substantially perform your duties provided you are reasonably notified of such failure and given reasonable time to correct such failure, (ii) any misappropriation of funds, properties or assets of the Company by you,
                         (iii) any damage or destruction of any property or assets of the Company caused by you, whether resulting from your willful actions or willful omissions or gross negligence; (iv) your being convicted of a felony; or
                         (v) any material breach of your employment obligations or of the Intellectual Property and Confidential
                         Information Agreement. The term "good reason" as used here means any action by the Company without your prior consent which results in (i) any material diminution in your title, position, duties, responsibilities or authority; or (ii) any breach by the Company of any material provision contained herein.
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S. Dance Revised Offer
December 15, 2003
Page 4

CHANGE OF CONTROL        Upon a Change of Control with the Company, the 100,000
                         Performance Based Options granted on the date of hire shall become fully vested and exercisable.

                         If in connection with a change in control described above, the company terminates your employment without "cause" within twelve months of the change in control or you voluntarily resign for "good reason", all options granted as of that date shall become fully vested and exercisable and ViaCell will continue paying your base salary and benefits for a period of twelve months following the date of termination. The options will continue to be subject to the grant provisions under the 1998 Plan. A "Change in Control" shall mean:
                         (i) a merger, consolidation or similar combination after which 50% or more of the voting stock of the surviving corporation is held by persons who were not stockholders of the Company immediately prior to such merger or combination; (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions; or (iii) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company 's stockholders.

BENEFITS Because we care about the well being of our employees, we are pleased to provide you with a comprehensive offering of benefits. Our benefits currently include medical, dental, life insurance, 401k, three weeks vacation (accrued monthly and pro-rated during your first calendar year of employment), balance benefit, educational assistance and flexible-spending accounts. Additional information about these benefits is outlined in the enclosed summary.

ELIGIBILITY FOR          The Immigration Reform and Control Act of 1986 requires
EMPLOYMENT               ViaCell to review documentary evidence that you are
                         eligible for employment. This requirement applies to US citizens, as well as foreign nationals. A list of approved documents that are acceptable as verification of employment eligibility are listed on page two of the I-9 form which will be included with your orientation packet. Please bring the appropriate documents with you on your first day of employment.

EMPLOYMENT RELATIONSHIP  While we look forward to a long and mutually beneficial relationship, you acknowledge that this letter does not constitute a contract of employment for any particular period of time and does not affect the at-will nature of the employment relationship with the company. Either you or ViaCell have the right to terminate your employment at any time.
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S. Dance Revised Offer
December 15, 2003
Page 5




We are very excited about the future of ViaCell and believe that the opportunities presented will allow you significant personal and professional growth. If you have any questions or concerns, please do not hesitate to contact me anytime. We look forward to having you join our team!

Sincerely,

/s/ Marc Beer

Marc Beer
Chief Executive Officer

Please acknowledge your acceptance of this offer by signing a copy of this document along with the Agreement Related to Intellectual Property and Confidential Information and faxing it to Kathleen Hayes at 617-247-6271. This offer will remain in effect for a period of seven (7) calendar days from the date of this letter.

/s/ Stephen Dance
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Signature                                   Date

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Social Security Number                      Start Date